Registration No. 333-89255

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT No. 1 to
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FUNDS AMERICA FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

    65-0847728                        Florida                        1026002
(IRS EMPLOYER             State or other jurisdiction of      (Primary Standard
(Identification No.)      Incorporation or organization)    Classification Code)

               (Address, including zip code and telephone number,
                  including area code of registrant's principal
                               executive offices)

                                 Kim A. Naimoli
                 Chairman, President and Chief Executive Officer

                  545 Fort Lauderdale Beach Boulevard Suite 201
                          Ft. Lauderdale, Florida 33316
                                 (954) 733-7777

                     (Name, address, including zip code and
           telephone number, including area code of agent for service)

                                   Copies to:

                             Jeffrey G. Klein, Esq.
                         23123 State Road 7, Suite 350-B
                            Boca Raton, Florida 33428

Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:
----

                                          CALCULATION OF REGISTRATION FEE

                                      Proposed Max     Proposed Max           Amount of
Title of Securities     Amount to be  Offering Price   Aggregate Offering     Registration
Common Stock            Registered    Per Share (1)    Price(2)               Fee

Common Stock, no par
value  per share        456,111       $ 0.021          $ 9,734                $278


(1)(2) Based upon an agreement between the Registrant and the holders of the securities to be registered, pro rata, which calls for the common stock to be valued at an aggregate of 10.62% of the Registrant's stockholder's equity.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IN NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (SEC) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Preliminary Prospectus is October 10, 2000.

                             CROSS REFERENCE SHEET
Part 1

1.  Front Cover Page of Prospectus............Facing Page, Cross Reference Sheet
2.  Inside Front Cover and Outside Back
          Cover pages of Prospectus......................Prospectus, Cover Sheet
3.  Summary Information Risk Factors............Prospectus Summary, Risk Factors
4.  Use of Proceeds..............................................Use of Proceeds
5.  Determination of Offering Price..............Determination of Offering Price
6.  Dilution............................................................Dilution
7.  Selling Security Holders............................Selling Security Holders
8.  Plan of Distribution..........................Plan of Distribution, Summary,
9.  Legal Proceedings..........................................Legal Proceedings
10. Directors, Executive Officers, Promoters
             and Control Management...............Directors, Executive Officers,
                                                   Promoters and Control Persons
11. Security Ownership of Certain Beneficial
             Owners and Management.................Security Ownership of Certain
                                                Beneficial Owners and Management
12. Description of Securities..........................Description of Securities
13. Interest of Named Experts and Counsel.................................Expert
14. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities.............Disclosure of Commission position
                                           On Indemnification for Securities Act
                                                                     Liabilities
15. Organization Within Last Five Years.........Summary, Description of Business
16. Description of Business..............................Description of Business
17. Management's Discussion and Analysis or
          Plan of Business.............................Management Discussion and
                                     Analysis of Financial Condition and Results
                                             of Operations and Plan of Operation
18. Description of Property..............................Description of Property
19. Certain Relationships and Related
          Transactions........................ Certain Relationships and Related
                                                                    Transactions
20. Market for Common Equity and Related............Market for Common Equity and
             Stockholder Matters                     Related Stockholder Matters
21. Executive Compensation................................Executive Compensation
22. Financial Statements....................................Financial Statements
23. Changes in and Disagreements with Accountants....Changes in and Disagreement
      on Accounting and Financial Disclose         with Accounting and Financial
                                                                      Disclosure

PART II     Information Not Required in Prospectus

24. Indemnification..............................................Indemnification
25. Other Expenses of Issuance and Distribution.......Other Expenses of Issuance
                                                                and Distribution
26. Recent Sale of Unregistered Securities...........Recent Sale of Unregistered
                                                                      Securities
27. Exhibits............................................................Exhibits
28. Undertakings....................................................Undertakings

                                TABLE OF CONTENTS
Part 1                                                                  Page

1.  Prospectus, Cover Sheet                                             1
2.  Facing Page, Cross Reference Sheet                                  3
3.  Prospectus Summary, Risk Factors                                    5
4.  Use of Proceeds                                                     13
5.  Determination of Offering Price                                     13
6.  Dilution                                                            13
7.  Selling Security Holders                                            13
8.  Plan of Distribution, Summary,                                      14
9.  Legal Proceedings                                                   16
10. Directors, Executive Officers,Promoters and Control Persons         16
11. Security Ownership of Certain
       Beneficial Owners and Management                                 20
12. Description of Securities                                           21
13. Expert                                                              21
14. Disclosure of Commission position
       On Indemnification for Securities Act Liabilities                21
15. Summary, Description of Business
16. Description of Business                                             22
17. Management Discussion and Analysis of Financial
       Condition and Results of Operations and Plan of Operation        27
18. Description of Property                                             28
19. Certain Relationships and Related Transactions                      28
20. Market for Common Equity and
        Stockholder Matters Related Stockholder Matters                 30
21. Executive Compensation                                              30
22. Financial Statements                                                33 & 38
23. Changes in and Disagreement on Accounting and Financial Disclose    33

PART II     Information Not Required in Prospectus
24. Indemnification                                                     33
25. Other Expenses of Issuance and Distribution                         34
26. Recent Sale of Unregistered Securities                              34
27. Exhibits                                                            55
28. Undertakings                                                        54

ITEM 3.         SUMMARY INFORMATION AND RISK FACTORS

                               SUMMARY INFORMATION

This Prospectus contains certain forward-looking statements concerning Funds America Finance Corporation (the "Company" "we" or "our"), its operations, performance, and financial conditions, including future economic performance, plans, and objectives, and the likelihood of success in developing its business. These statements are based upon a number of assumptions and estimates, which are subject to significant uncertainties, many of which are beyond our control. The words may, would, could, will, expect, anticipate, believe, intend, plan, and estimate, as well as similar expressions, are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those set forth in Risk Factors.

We are a Florida corporation and we were organized in June 1998 and began business in April 1999. We are engaged in the retail consumer- credit business with emphasis on first lien loans on mobile homes. We intend to expand our portfolio for loans by offering for sale to prospective clients, including other retail credit businesses, banks, insurance companies, and, subject to and with all appropriate legal safeguards, including the filing of required registration statements, use of approved indentures and other types of debt instruments. Other sources of funds may involve credit arrangements with banks, insurance companies, finance companies, and other similar financial industry entities, where there are pre-arranged terms and based upon pre-arranged criteria. It is our intent to provide first position financing on mobile homes and to expand our loan portfolio by making new loans We hope to expand our geographical reach to include all of Florida and, subject to the availability of additional financing and similar laws on lending for consumer homes, we would like to expand into Georgia and Alabama. Subject to the availability of funds we plan to offer mobile homeowners optional insurance premium financing on property damage coverage for their mobile homes.

We are currently located at 545 Fort Lauderdale Boulevard, Suite 201 Fort Lauderdale , Florida 33316 and our telephone number is (954) 733-7777.

The Offering

As of May 31, 2000, we had 3,880,000 shares of our common stock outstanding. This offering is comprised of securities which will be issued only upon the registration of this offering The shares issued pursuant to this registration will be issued pursuant to various consulting agreements and for legal services. Although we will not receive any proceeds from the sale of these securities, we have agreed to pay all expenses incurred in connection with the registration of the securities. We anticipate registration expenses to be approximately $15,000. One of the consulting agreements which we have entered into grants the consultant the opportunity to exercise warrants to purchase shares of our common stock. If these warrants are exercised, we will however, receive proceeds from the exercise of the warrants of $10,000.

Summary Financial Information

The summary financial data contained in this section has been selected from our Financial Statements and should be read together with our audited and unaudited Financial Statements, including the notes accompanying these statements and any pro forma financial statements included elsewhere in this Prospectus. This information is qualified in its entirety by reference to the Financial Statements and the accompanying notes thereto.

The statement of operations for the year ended June 30, 1999 reflects the acquisition of the assets of the mobile home notes from Mark Sand made on April 12, 1999 and the issuance of all shares of common stock issued to date by the Company.


Statement of Operations Data:

                                         Year Ended 6/30/99       Nine Months Ended 3/31/00
                                            (Audited)                   (Unaudited)

Net Revenues                                 $ 3,260                   $ 15,407
Loss from Operations                          (7,428)                  ( 20,107)
Net Loss                                      (7,428)                   (19,871)
Net Loss per share                               .00                      (0.01)

                                            JUNE 30, 1999              MARCH 31, 2000
                                              Audited                   Unaudited

Total Liabilities                            $  8,336                  $ 15,825
                                                -----                     ------
25,000,000 shares authorized; issued and
outstanding 3,880,000 shares

Stockholders' equity
Common stock, no par value
Authorized 25,000,000 shares;
issued and outstanding 3,880,000.            $106,150                  $111,750
 .
Accumulated  deficit                           (7,428)                  (27,299)

Stock Subscription Receivable                  (1,380)                   (6,980)
                                             ---------                 ---------

Total stockholders' equity                   $ 97,342                  $ 93,296
                                             --------                   -------


Total Liabilities and Stockholders' Equity   $ 105,678                 $109,121
                                              =========                ========



Investors should review our complete audited financial statements, which are included elsewhere in this Prospectus.

                                  Risk Factors

An investment in the Common Stock registered hereby involves a number of risks, some of which, including market, liquidity, credit, operational, legal and regulatory risks, could be substantial and are inherent in our business You should carefully consider the following information in this Prospectus, before purchasing any of the shares of Common Stock registered hereby.

Need for Additional Capital: A Lack of Liquidity Could Adversely Affect Our Ability to Fund Operations and jeopardize Our Financial Condition

The access to capital is essential to our business. In the recent past we have relied upon borrowings through private transactions or the exchange of our equity securities for assets to finance our activities. Our success depends on our ability to operate a recently acquired consumer credit portfolio consisting solely of mobile home loans as well as the raising of capital in order to make new loans and pay operating expenses. Our access to capital in amounts adequate to finance our activities could be impaired by factors that affect us in particular or the industry in general. If we incurred large losses in our business, if the level of our business activity decreased due to market downturn, if regulatory authorities took significant action against us or if we discovered that one of our employees had engaged in serious unauthorized or illegal activity, our ability to obtain debt or equity capital could be impaired.

We began operations in June 1998and thus have a very limited operating history. Accordingly, we are subject to the risks of any relatively new business and the likelihood of success must be considered in light of the problems, expenses, difficulties, and complications of the consumer credit, finance, and loan business and the competitive environment in which we operate. As a result, you could lose all or a substantial part of your investment.

Salaries, office equipment, marketing expenses, presentation materials, and costs related to SEC filings will require substantial funding. There can be no assurance that we will be successful in raising such capital or that the capital will be available, or available when needed and at competitive rates. There is also no assurance that raising needed funds would not reduce the value of the shares of common stock now being registered. Prior to our purchase of the mobile home notes we had conducted no business operations. Accordingly, our future success is totally dependent upon our ability to operate the credit/loan service business profitably and successfully.

Future profitable operations are dependent upon our ability to increase and organize sales efforts and to constantly expand the number of loan originations and services offered. The consumer credit mobile home financing service business is an early stage business and there can be no assurance that it will operate successfully. Our success in these areas depends upon our ability to successfully raise marketing dollars necessary for us to begin these efforts in order to reach the desired level of success. You should consider this factor in light of the risks, expenses and difficulties that are associated with our early stage of development, particularly because we operate in the new and rapidly evolving financial markets. These risks include, but are not limited to, an evolving and unpredictable business model, the difficulty in managing our growth and the uncertainties regarding future revenues. We cannot assure that we will be successful in addressing these risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations. As the consumer loan business is known to have a high rate of failure and because other companies may have greater operational and financial resources than us, there can be no assurance that we will be able to compete successfully.

We Are dependent upon the experience and knowledge of our Key Employees,Kim Naimoli and Mark Sand, our President/Chairman and Vice-president, respectively. Among the benefits accruing to the Company from these individuals is their experience in the real estate and loan business and as such, their ability to attract needed capital and manage our loan portfolio. Both Naimoli and Sand have employment contracts with us. When these employment agreements terminate or should either one or both of these individuals leave or otherwise not be available to us for service, our operations could be materially and adversely affected. We intend to purchase, however there presently is not in place, key-person insurance on the lives of both of the forgoing officers. Whether funds will be available for such purposes cannot be assured and will depend upon our success in raising capital. Even if insurance benefits are received there can be no assurance that replacement personnel could be found or if found, available at affordable rates. Accordingly, the loss of the services of either officer may adversely affect our business and affairs. Further, the inability to add quality personnel to our staff could have an adverse effect on our expansion and growth plans.

Salaries and Other Compensation of Key Employees.

We have entered into  employment  agreements  with Naimoli,  Sand,  and Janis M.
Dorony, Secretary to the Company. Subject to our Common Stock having been actively and publicly traded on a public market within the United States for a period of six (6) months, an annual bonus becomes payable in shares of our comm stock determined by dividing 3.84% of our pre-tax profits for the then subject year by the average bid price for our Common Stock during the last five (5) trading days prior to the end of the last day of each year and the initial five
(5) days of the new year. Mr. Sand, Ms. Naimoli, and Ms. Dorony are entitled to an annual cash bonus equal to 3.84% of our pre-tax profits for the then subject year after their respective employment agreements have been in effect for at least six (6) months. Any compensation earned, which is not taken as a result of cash flow considerations, is forever waived. Arthur Schnur and Steven Naimoli, Directors of the Company, have each been granted options to purchase 50,000 shares of our Common Stock at an exercise price of $.25 per share. However no such annual or other compensation, or any bonus, has been paid as of the date of this Prospectus to any of our officers or directors.

It is anticipated that each of the officers of the Company will spend such time as is reasonably needed to adequately attend to our business and affairs and that such time will increase in proportion to our growth until such jobs become full time employment or their employment otherwise comes to an end.

Offering Price Arbitrarily Determined.

In each instance where our equity securities have been offered, exchanged, or sold the price of our Common Stock was arbitrarily determined by us and bore then and bears no relationship to the assets, book value, earnings, net worth, or its fair market value or any value.

Absence of Trading Market.

Although it is our objective to have our common stock quoted on the OTC Bulletin Board as soon as practicable there is presently no public market for our common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold your securities indefinitely and may have difficulty in selling such securities if an active trading market does not develop. We have not paid, nor do we presently contemplate the payment of, any cash dividends on our common stock. You may not be able to freely trade your shares of common stock. Our common stock is not listed on a national securities exchange and is not quoted on the NASD's Electronic Bulletin Board. Accordingly, there is a limited public market for our securities, and there can be no assurance that a more liquid market will develop in the future. You must be prepared to bear the economic risk of your investment for an indefinite period of time.

Organizer's Control of the Company.

After completion of this registration, and issuance of the shares to be registered to AmeriNet shareholders, and to others, the current stockholders will continue to own over 50% of the Common Stock giving them voting control over the Company. Since the Common Stock does not have cumulative voting rights, they will be able to continue to determine and direct our affairs and policies.

You will not be able to control matters requiring approval by stockholders. Kim Naimoli and Mark Sand beneficially own 82.46% before or 74.23% after the offering of the stock (without giving effect to the exercise of outstanding stock options). As a result, they will effectively control virtually all matters requiring approval by our stockholders, including: amendments of the Articles of Incorporation, approval of mergers and acquisitions and similar transactions, and the election of directors.

Substantial Near and Long Term Capital Needs, the Uncertainty of Additional Funding, and; Dilution.

We currently estimate that we will require between $ 100,000 and $200,000 in operating capital over the next twelve (12) months including capital expenditures. We expect to obtain this funding from the sales of equity and/or convertible debt securities in the private and/or public markets and/or obtain bank financing. Our capital requirements will depend largely on how aggressive we are in expanding our loan portfolio and the exercise of other available financial products, opportunities, and markets. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current shareholders will be reduced and such equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. There can be no assurance that additional capital will be available on terms favorable to us or our shareholders, if at all. If adequate funds are not available; we may be required to curtail operations significantly or to obtain funds through entering into collaboration agreements on unattractive terms that may require us to relinquish certain rights. Our inability to raise capital would have a material adverse effect on the business, financial condition, and results of operations.

We Face Competition From Other Entities Providing Services Similar to Ours.

We will face intense competition in all aspects of our business. We will compete with financial intermediaries, commercial banks, savings associations, credit unions, loan brokers and insurance companies that also provide mortgage financing. These companies may offer convenience and customer service superior to our company. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon our ability to expand our operations

Year 2000 Disclosure
 .
Most businesses, financial and other institutions around the world have reviewed and modified their computer systems to ensure that they are Year 2000 compliant. The issue, in general terms, is that many existing computer systems and microprocessors (including those in non-information technology equipment and systems) use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always 19. Consequently, on January 1, 2000, computers that were not Year 2000 compliant may have read the year 1900. Systems that calculate, compare or sort using the incorrect date may have malfunctioned.

At and since January 1, 2000, Year 2000 problems have not been significant and wide-spread computer failures have not materialized

Penny Stock Rules May Adversely Affect Investor's Ability to Resell and Therefore the Liquidity of Their Investment.

Broker-Dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the SEC. Penny stocks are generally equity securities with a price of less than $5.00 other than securities registered on certain national security exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide its customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock, the broker- dealer must make a special written determination that the stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our Common Stock becomes subject to these penny stock rules, investors and those whose stock is being registered hereby, may find it more difficult to sell their shares.

Holders of our common stock may be further limited in their ability to sell or transfer their shares depending upon additional rules or regulations which may be imposed by various state securities statutes and applicable "Blue Sky" provisions.

We can offer no assurance that a public market will develop in our Common Stock or any warrants issued therefore or that we will be able to comply with any applicable Blue Sky requirements..

Presently, no public market exists in our securities and there is little likelihood of any active and liquid public trading market developing following the effective date of this registration. Thus, stockholders may find it difficult to sell their shares. To date, neither we or anyone on our behalf, has taken any affirmative steps to request any broker-dealer to act as a market maker for our securities. Further, there have been no discussions between us or anyone acting on our behalf and any market maker regarding its participation in the future trading market for our securities.

Losses Since Inception.

We have no meaningful working capital and expect that we will sustain losses for the year ending June 30, 2000 and have incurred a net loss for the nine months ended March 31, 2000 of $19,871. We have sustained losses since our inception. If we are successful in raising additional capital, expanding our loan portfolio and improving the quality of the loans made we hope to become profitable. There can be no assurances that such efforts and plans will be successful. Without additional capital, we will not likely be successful..

Forward Looking Statements.

This Prospectus contains forward-looking statements that involve risks and uncertainties. The words anticipate, believe, estimate, anticipate, expect, will, could, may, intend and similar words are intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and elsewhere in this Prospectus.

Current Prospectus and State Blue Sky Registration Required.

The purchasers of any securities registered hereby will be able to resell such securities in the public market only if the securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. Although we intend to seek to qualify for sale the securities registered hereby in those states in which the securities may be offered, no assurance can be given that such qualifications will occur. The securities may be deprived of any value and the market for the securities may be limited if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then reside.

ITEM 4          USE OF PROCEEDS

All shares of common stock registered hereby are offered for registration purposes only and no offer to sell or sale thereof is intended or made. Accordingly, we will not receive any proceeds as a result of the registration of the shares so registered. We may however receive limited funding from the exercise of warrants. To the extent that any of our warrant holders exercise their warrants, any proceeds received therefrom will be used for general working capital purposes.

ITEM 5.         DETERMINATION OF OFFERING PRICE

Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

ITEM 6.         DILUTION

Our agreement with Amerinet provides that upon the effective date of the registration statement we will issue to the Amerinet shareholders an amount of shares equal to 10% of the Company's common stock outstanding immediately following such issuance. As a result, the current shareholders will experience an immediate 10% dilution in the value of their holdings.

ITEM 7.         SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities than will be held by the selling security holders upon termination of this offering. The selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                          Relationship       Amount To be     Percentage Owned
                          With Issuer        Registered
Name

Jeffrey Klein             Counsel            12,500           Less than 1%
Lawrence Schecterman      None               12,500           Less than 1%


* Does not include the 431,111 shares to be issued to the Amerinet shareholders. These shares will only be issued to the Amerinet shareholders on the effective date of this Registration statement.

ITEM 8.         PLAN OF DISTRIBUTION

The shares registered hereby may be sold or distributed from time to time by the stockholders or by pledgees, donees or transferees of, or successors in interest to, the stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares registered are being issued to the shareholders of AmeriNet pursuant to agreement in exchange for consulting and other services, and to Jeffrey G. Klein, Esq. and Lawrence Schechterman for their assistance in the preparation of this Registration Statement. The stock will not be issued to AmeriNet unless and until this Registration Statement is declared effective.

The distribution of the shares registered may be effected in one or more of the following methods:

    ordinary brokers transactions, which may include long or short sales,

    purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

    "at the market" to or through market makers or into an existing market for the common stock,

    in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

    through transactions in options,swaps or other derivatives, whether exchange listed or otherwise, or any combination of the foregoing, or by any other legally available means.

In addition, the stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the stockholders. The stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any stockholder can presently estimate the amount of such compensation. We know of no existing arrangements between any stockholder and any broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

Each stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities registered hereby.

Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

There can be no assurance that the stockholders will sell any or all of the shares of common stock being registered for them hereunder.

ITEM 9.         LEGAL PROCEEDINGS

There is no current, pending or threatened litigation in which the Company is or may be a party to the best knowledge of management.

ITEM 10.        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.

The following sets forth the names and ages of all of the Directors and Executive Officers of the Company, positions held by such person, length of service, when first elected or appointed, and the term of office.

Name and Age            First Elected       Term         Position
                        to Office           of Office

Kim A. Naimoli (40)     May 2, 1999        (1)(2)        Chairman of the Board
                                                         of Directors, President
                                                         and Chief Executive
                                                         Officer

Mark Sand (46)          July 1, 1998       (1)(2)        Vice President and
                                                         Director, Chief
                                                         Operating Officer

Janis M. Dorony (46)    May 2, 1999        (1)(2)        Secretary, Director

Arthur Schnur(39)       May 2, 1999        (1)           Director

Steven P. Naimoli(50)   May 2, 1999        (1)           Director

---------------------

(1) Officers serve pursuant to employment agreements entered into with the Company

(2) Each of these Directors was appointed on an interim basis until the next annual meeting of shareholders or until duly elected and qualified.

We currently intend to hold next annual meeting during December 2000. All directors are to serve until their successors assume office after election at our next annual meeting of stockholders.

Our Board of Directors sets corporate policies, which are implemented by management. In the event that our Board of Directors determines that a member faces a conflict of interest, for any reason, it is expected that the subject director will abstain from voting on the matter, which raised the issue of conflict.

Kim A. Naimoli.

Ms. Naimoli has been a director since May 2, 1999 when she was also appointed President and Chief Executive Officer and Chairman of the Board of Directors. Since October 1999, she has also served as president of 3045 Corporation, a company which intends to develop a website where individuals can obtain mortgage information Since March 1996 Ms. Naimoli has served as president of Coral Mortgage, Inc., a correspondent mortgage lender, of which she is the founder. From October 1994 to April 1998, Ms. Naimoli served as vice president of Credit Bureau Services, Inc.; from 1989 to May 1994 she was the manager of Credit Bureau Affiliates, Inc. where she supervised 23 employees in the credit reporting and mortgage reporting divisions. Ms. Naimoli is affiliated with many related financial industry organizations including, but not limited to, New York Association of Mortgage Brokers and Mortgage Bankers Association of CNY where she served as vice president. Ms. Naimoli is also the exclusive retail originator in Florida for Apartment Lending Corp., a commercial mortgage lender licensed in all fifty states.

Mark Sand.

Mr. Sand has been a director since our inception and also our Vice President. Mr. Sand served as President and principal mortgage broker for Funding USA, f/k/a Citivest Financial Services, a mortgage brokerage firm from March 1989 to the present. Prior to that he was a mortgage broker for ASAP Mortgage Corporation from December 1988 to March 1989. From September 1983 until October 1988 Mr. Sand owned and operated the Sands Group, Ltd., a commercial real estate firm in New York City. In March 1998, Mr. Sand filed for protection under Chapter 13 of the US bankruptcy laws. The bankruptcy plan was confirmed in September 1998. Funding USA, a company in which Mr. Sand is a principal, was subject to professional disciplinary proceedings brought in 1993 by the Florida Department of Banking. As a result of the foregoing, Funding USA was placed on probation for a period of six months.

Janis M. Dorony.

Ms. Dorony has been with us since May 2, 1999. Prior to joining us, Janis held various administrative positions and was a director of Foreclosure Arbitrations a company engaged in the business of assisting mortgagees in foreclosure cases in restructuring their finances and restore all of their property rights where she served from March 1998 to January 1999.

Steven P. Naimoli.

Mr. Naimoli joined us in May 1999. He is the husband of Kim Naimoli. From 1979 through May 1994 he served as President of SPN Holdings, Inc. a real estate investment company. In October 1994 he joined as President of Credit Bureau Services, Inc., also a credit- reporting agency, leaving in April 1998. From April 1999 to the present he has served as Vice President of Coral Mortgage, Inc. a commercial mortgage lender and since May 1998 he has also served as Manager of Quick Credit Corp. of Fort Lauderdale, Florida, a credit reporting agency.

Arthur Schnur.

Mr. Schnur joined us in May 1999. From 1987 to the present Mr. Schnur has worked as a mortgage broker at ASAP Mortgage Corp. He serves as an outside director and provides management with a valuable contact in the mortgage brokerage and financing business.

Family Relationships

Except for the relationship of Kim Naimoli and Steven Naimoli, who are husband and wife, there are no family relationships among directors, executive officers or persons chosen by the Company to be nominated as a director or appointed as an executive officer of the Company or any affiliate of the Company.

Involvement in Certain Legal Proceedings

To the best knowledge and belief of the Company, except as disclosed above, during the past five (5) years no present or former director, executive officer, or person nominated as a director or appointed as an executive officer of the Company or any of its affiliated subsidiaries, has been involved in:

          Any bankruptcy petition by or against any business of which such person was a general partner or executive either at the time of the bankruptcy or within two years prior to that time;

          Any conviction in criminal proceedings or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          Being  subject to any order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, barring, suspending, or otherwise limiting his/her involvement in any type of business, securities, or banking activities; and

          Being found by any court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Material Employees and Consultants

The following persons do not work for us as either executive officers or directors. However, they play a material role in the operations of our affiliates.

We have engaged the Yankee Companies, Inc. a Florida corporation ("Yankee"), to provide strategic planning advice; AmeriNet Group.com, Inc. f/k/a/ Equity Growth Systems, Inc. , a publicly held Delaware corporation,("AmeriNet") provides our management with assistance in the process of registering with the SEC and developing policies and procedures for regulatory compliance; and, Liberty Group, Inc., a Florida corporation ("Liberty"), provides us with management consulting advice and management services.

Compensation of Directors

Current directors serve in such capacity without cash compensation.

Audit and Compensation Committees

The Board of Directors has a standing Audit and Compensation Committees, comprised of Ms. Naimoli and Mr. Sand. The Audit Committee assists the Board of Directors in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, reporting and control practices. The Compensation Committee is responsible for overseeing our executive compensation programs. It administers certain compensation and benefit plans and approves annual compensation and recommends to the Board of Directors long-term incentive compensation to be granted to executive officers, directors and our consultants.

ITEM 11.        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of May 30, 2000 by:

 1. each person or entity known by us to beneficially own 5% or more of the outstanding shares of common stock;

 2.  each of our directors and officers; and

 3.  all directors and executive officers as a group.

 4.  all of our directors can be contacted at our principal place of business

NAME AND TITLE OF                       AMOUNT AND NATURE                            PERCENTAGE OF CLASS
BENEFICIAL OWNER                        OF BENEFICIAL OWNERSHIP (1)(2)     Before Issuance of      After Issuance
                                                                           Of shares to be         Of shares to be
                                                                           Registered              Registered

Kim Naimoli, President, CEO, Chairman        1,200,000                       30.92%                27.84%

Mark Sand, Vice President, Director          2,000,000                       51.54%                46.39%

Janis M. Dorony, Secretary                     200,000                        5.15%                 4.64%

Arthur Schnur, Director                           -0-                         -0-                   -0-

Steven P. Naimoli, Director                       -0-*                        -0-                   -0-

     (*Does not include options to purchase up to 50,000 shares each of common stock at an exercise price of $.25 per share.)

All Other Owners of 5% or more of the
      Company's Common Equity                                     NONE

All Directors and
Officers as a
Group (5 persons)                  3,400,000                     78.87%
---------------------------------
(1) Record and beneficial owner based on 3,880,000 shares of common stock as of May 31, 2000

(2) There are outstanding options to purchase an aggregate of 100,000 shares to two directors and when issued, these shares in the hands of the directors will be less than 5% of the then issued and outstanding shares. These options may be exercised at any time on or prior to March 31, 2004 at a price of $.25 per share. We have also granted to Yankee an option for shares of common stock equal to 5% of our outstanding or reserved common stock immediately following complete exercise of the option, but not less than 250,000 shares. The option is good for one year from and after August 1, 1999, at an agreed upon aggregate price of $10,000 pro rated by formula based on the total number of our shares then outstanding.

(3) Upon the effectiveness of this Registration Statement there will be issued to AmeriNet 431,111 shares of our common stock, all of which shares are accounted for in this percentage.

To the best of our knowledge and belief, there are no arrangements, understandings, agreements relative to the disposition of our securities, the operation of which would at a subsequent date result in a change in our control.

The shares being registered hereby are being registered to permit public secondary trading, and the stockholders may offer all or part of the shares for resale from time to time. However, such stockholders are under no obligation to sell all or any portion of such shares or are such stockholders obligated to sell any shares immediately under this prospectus, and should not for any purpose be considered selling shareholders.

ITEM 12.        DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 25,000,000 no par value shares of our common stock. As of the date of this Prospectus, there were 3,880,000 shares of common stock outstanding. There are 350,000 shares of common stock issuable pursuant to outstanding options and warrants, and 431,111 shares of common stock reserved for issuance pursuant to payment to AmeriNet. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of our business, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then authorized and outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption provisions applicable to the common stock.

The authorization and issuance of preferred stock by the Board of Directors could adversely affect the rights of holders of shares of common stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of such preferred stock could be used by us to discourage or prevent efforts to acquire control through the acquisition of shares of common stock.

ITEM 13.        EXPERTS

Our financial statements as of and for the year ended June 30, 1999, included in this Prospectus have been so included in reliance on the report of Dohan and Company, CPA's, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

It is the opinion of our current management as to each transaction described above that the terms of transactions involving our officers and directors were materially more favorable to us than it could have obtained from unrelated sources.

ITEM 16.        DESCRIPTION OF BUSINESS

                                  THE BUSINESS

It is our intent to provide first position financing on mobile homes and to expand our loan portfolio by making new loans and our geographical reach to include all of Florida and, subject to the availability of additional financing and similar laws on lending for consumer homes, we would like to expand into Georgia and Alabama. Subject to the availability of funds we plan to offer mobile homeowners optional insurance premium financing on property damage coverage for their mobile homes. We intend to obtain all necessary and required licensing for finance companies in all states in which we may operate if, and to the extent, so required.

We have had very limited operations. However, Mr. Mark Sand, our vice president and director and his immediate family have since 1974 consummated more than 300 loans that are secured by liens on mobile homes. The consumer finance industry has inherent risks including, but not limited to, a high cost of collection should a loan go into default and we are required to hold the underlying mobile home property for an extended period of time while being responsible for paying the land rent.

In May 1999, we issued 2,000,000 shares of our previously unissued, no par value, common stock, to Mr. Sand, in an exchange transaction, and in exchange for a series of secured third party notes having a face value of $86,640. Except for servicing these notes we presently have no other operations. In May 1999 we entered into a consulting agreement with Amerinet Group.com, Inc. [f/k/a Equity Growth Systems, Inc. (AmeriNet)] to provide advice and services to aide us in becoming a reporting company under the provisions of the Securities Exchange Act of 1934, as amended (Exchange Act), in exchange for our issuing shares of our common stock in payment for such services. Pursuant to that agreement we are required to issue in the names of each of the AmeriNet shareholders of record as of the close of business on June 30, 1999 (2,231 shareholders), pro-rata, an amount of shares equal to 10% of our common stock outstanding immediately following such issuance, subject to anti-dilutive rights, and for a period of one year following the date of issuance (431,111) shares). We are further required to register the shares issued to AmeriNet shareholders and is doing so pursuant to this Registration Statement. We will have no further role or involvement in any subsequent sales of any of such shares. No commissions or other compensation is being paid in conjunction with the distribution. However, material transfer agency, printing, and mailing costs may be involved. In May 1999, we also issued to two of our directors Steven Naimoli, the husband of our chief executive officer, and Arthur Schnur, options to purchase 50,000 shares of our common stock at a price of $.25 per share.

We were organized in June 1998. We began to do business in April 1999 when we acquired a small portfolio of mobile home loans in exchange for our common stock from one of our officer/directors, Mr. Mark Sand. Our sole present business is management of the loan portfolio. We provide highly collateralized loans with a low default rate while yielding high interest rates and intends to expand geographically.

We intend to operate a retail credit business specializing in first lien, loans on mobile homes, which, as part of our source of funds for loans, intends to develop pools of loans which we will resell, either to other retail credit businesses, banks, insurance companies, and, under appropriate legal safeguards, including filing or required registration statements, use of approved indentures and trustees, to the public. Other sources of funds may involve credit arrangements with banks, insurance companies, finance companies, and the like, permitting loan approvals on pre-arranged terms and based on pre-arranged criteria. Appropriate licensing for finance companies is intended to be acquired in all states requiring such licensing. Initially, we intend to concentrate our efforts in Dade, Broward, and Palm Beach Counties, Florida where there are estimated to be more than 60,000 mobile homes. We intend to provide financing to owners of insured mobile homes who can demonstrate that they hold clear and unencumbered title to their mobile homes and are either current on their ground rent at their mobile home park or, with the loan proceeds, such rent will be brought current. If appraisals and other factors meet our established policies a loan can be fully processed within 24 hours of the application.

We may conduct credit risk analysis and also rely primarily on the ability to foreclose on a defaulted loan. We rely heavily upon the experience of Mr. Sand, our vice president, in matters concerning mobile home financing. Financing to owners of mobile homes is intended to be made only to those who hold clear title, are current in rent payments to their mobile home park and whose mobile home is covered by a dissast insurance policy where we are named as a loss payee. Loan proceeds may be used to bring current any rent then owing. Generally, loans can be funded within 24 hours. Service and competitive rates are essential to a successful consumer loan financing business as well as the management of the loan portfolio so that performance is not materially affected by defaults.

We intend to initially concentrate our efforts in South Florida, particularly in Miami-Dade, Broward and Palm Beach Counties where there are more than 60,000 mobile homes. Under Florida law we may charge up to a 30% interest rate on the first $2,000 principal amount of a loan, 24% on the next $1,000 loaned, and 18% on the next $3,000 to $25,000 of each loan. We have established a current policy of not loaning any amount greater than 50% of the value of the mobile home. Loans are secured by filed liens and typical real estate foreclosure procedures are not applicable since the mobile homes are considered much like automobile and not real property, making repossession available as a remedy for a defaulted loan.

Our average mobile home loan is $4,000. Under current Florida law we are permitted to charge interest on loaned funds as follows: Up to 30% interest on the first $2,000 of the loan principal; 24% on the next $1,000; and 18% on the next $3,000-$25,000 of loan principal. Our current policy is not to loan an amount greater than 50% of the fair market value of the mobile home. The loan is secured by the filing of a lien with the State of Florida in the County where the mobile home is located. We further secure the principal of the loan by taking actual possession of the title to the mobile home. This can be likened to a bank holding title to an automobile until the car loan is paid in full or the home is sold in which case the balance of the loan together with accrued interest would then become due and payable. We do not intend to maintain any reserves for bad debt.

To further secure our position we require borrowers to carry homeowner's insurance where we are named as loss payee. Loans are not made until this coverage is in place. There are circumstances where a mobile homeowner does not carry such insurance. In such circumstances it is our intention to offer as an option to the borrower eight-month insurance premium financing so that the necessary insurance coverage can be purchased. We presently do not have the financial ability to implement such a premium financing program and will have to limit our loans to circumstances where such overage is already in place. Financing of such premiums can carry rates anywhere between 26% to 50% of the amount loaned under Florida Law.

We intend to expand geographically into other Florida Counties beside those above-mentioned and eventually into other States. Whether such expansion will be feasible depends upon many factors including, but limited to, available capital, favorable legislation, and the continued popularity of mobile homes as a viable housing alternative. Over the past five years, the mobile home finance industry has experienced a relatively low default rate. In the event of default we believe we are adequately protected by our loan to value ratio requirements. The 50% loan to value ratio allows the Company, in the event of default, to sell the mobile home at a significant discount to value, thereby quickly converting the mobile home into cash, and covering the loan amount and related expenses including any ground rents which become due and the cost of repossession or foreclosure. Since timely payment of rent is a term of all loans we do not believe that the need to pay back-rent will pose any material financial problem.

Marketing and Sales

We believe that we have identified a profitable niche in the financial marketplace that allows us to provide highly collateralized loans with a relatively low default rate while charging interest rates greater than the current financial environment standards. In light of the average mobile home loan being between $4,000 and $5,000, and that many mobile homes were built prior to 1985, most traditional lending institutions have little or no interest in servicing these clients. Further, due to the geographic concentration of these mobile homeowners in mobile home parks, we can utilize direct marketing to solicit potential business. This will also permit advertising to be targeted and at lower cost than mass advertising alone. It is very important, in the context of us being able to induce third parties to re-purchase loans that appropriate checks be conducted.

Seventy (70%) of the current portfolio of loans acquired in the exchange transaction with Mr. Sand do not have existing property damage insurance. We intend to offer to finance the requisite loan premiums but presently cannot do so without raising further capital. It is anticipated that the average loan will be approximately $490 and financed at 30% over an eight-month period. Aside from the need for capital, projected profit margins are critical for our financial success. Within the mobile home market we believe that a realistic objective is to develop an organization that maintains approximately a 20% net profit margin and continues to develop new business services that are essential to business operations as they may arise. We have current manpower sufficient to service 80 to 100 loans per month. Additional manpower, and therefore additional capital necessary to attract and maintain such manpower, will be necessary to achieve the Company's goals of consummating averages of 80 loans per month in the first year of operations, 120 loans per month for the second, and 160 in the third year.

Competition.

We must be able to compete with other more established financial and lending institutitions who are better capitalized and more visible in the community. If we cannot or if we are unable to respond to rapid financial market changes, we may be unable to secure any type of market share in the mobile home loan market. To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our marketing efforts.

Our success will depend, in part, on our ability to enhance existing services, develop new services that address the increasingly varied needs of prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We are gearing our operations with a view toward geographic growth by attracting capital on a secured basis, increasing the sales, marketing and support staff, and the addition of related services that are marketable along with our existing service offerings. Such expansion programs will require substantial additional funds which may make it very difficult for us to compete in the marketplace.

Management is not aware of any competing companies in the United States whose sole business is the financing of mobile homes. One possible comparable company is Greentree Financial Acceptance Corp. (Greentree), one of the larger consumer loan companies servicing the manufactured home community. We believe, however, that our business philosophy differs. Our concern is primarilywith resale value, insurability and clear title. Greentree requires a good credit rating and history. We believe a credit check is not imperative given the level of security that we intend to obtain and our loan-to-value policies. We believe that everyone meeting our criteria will be given a loan. Factors important to us are: clear and unencumbered title; we hold title and are named first lienholder; the mobile home must be located in a mobile home park; the borrower must be current with their park rent or part of the proceeds of the loan necessary to bring the rent current must be paid; and, adequate property damage insurance must be in place naming us as loss payee.

Supervision and Regulation.

The consumer finance industry is heavily regulated and there are significant debtor and creditor rights. Our success depends not only on competitive factors but also on state and federal regulations affecting lenders and creditors. These regulations are designed to protect debtors and not shareholders. Changes in the regulation of the consumer credit industry continue to occur, and the ultimate effect of these regulatory changes cannot be predicted. Except for the foregoing, we do not anticipate unusual consequences to our business as a result of governmental regulation, other than the fact that, like all other businesses, we are forced to incur expenses and delays in complying with the many laws and regulations applicable to all businesses in the United States.

Employees

Except for those officers and directors disclosed in Management, we have has no other employees. Without additional capitalization we will not likely be in a position to hire needed employees and the burden of business of the Company must be borne by existing employees. In the interim, to the extent that administrative or support services are required, we rely on staffing provided by Funding USA, a company owned and controlled by Mark Sand. The part time employees are provided as part of a sublease agreement effective August 1, 1999.

Reports to the Security Holders.

After the effective date of this document, we will be subject to the reporting requirements of the Exchange Act and will file reports and other information with the Securities and Exchange Commission (the "Commission") In accordance therewith , our annual report will contain audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders.

Such reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide website on the Internet at http://sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

Liquidity and Capital Resources

We were incorporated in June 1998 but did not commence operations until April 1999. During our first full quarter of operations we generated gross revenues of $5,300 from our mobile home portfolio. We are currently investigating means to expand our loan portfolio and develop other sources of revenues. We may be able to secure additional financing through a private placement of our securities. We may offer shares of our common stock. There can be no assurances that we will be successful in securing this financing or that it can be obtained at a commercially reasonable cost. If we are successful in securing additional financing, we will use the proceeds thereof for operating expenses, working capital and to register the corporate notes, stock or debt instruments. If we are successful in obtaining secured debt financing, where the loans are collateralized by the mobile homes, we anticipate that all monies received from debt financing will be used to expand our loan portfolio and not for working capital.

If we are successful in securing the additional financing, we intend to expand our loan portfolio by making new loans and extending our geographical reach beyond the south Florida geographical area. We also may offer insurance premium financing on property damage for mobile homes. We intend to carefully control our growth in order to minimize operating expenses and to utilize facilities and equipment available from our stockholders at below market costs until such time as income from operations provides a reliable flow of operating capital; and to thereafter carefully monitor our growth so that expansion related expenses do not result in operating losses. We also intend to use proceeds from the sale of securities only for capital expenditures, principally involving the use of capital for loans. Until such time as we have secured the additional financing and our profitable, our officers will continue to defer their salaries. Based on the foregoing, we believe that the Company will be able to sustain its current operations until additional sources of financing are identified.

Our operations began in April 1999 when Mr. Mark Sand exchanged a portfolio of notes receivable in the amount of $86,640 to the Company which in turn has generated interest and other fees of $5,300. We have also relied upon loans from stockholders and subscriptions received for shares of common stock.

Our operating expenses for the year ended June 30, 1999, totaled $10,688, of which $10,520 represented fees for professional services. These fees were incurred primarily in connection with the filing of this Registration Statement and we do not expect that ongoing professional fees will continue at their current level. Nevertheless, because of our professional fees, we incurred a loss of $7,428.

As of June 30, 1999, we had a total of $105,678 in total assets, which consisted primarily of our loan portfolio totaling $81,602 less an allowance of $2,040 for credit losses a mobile home with a value of $5,250, and cash and cash equivalents totaling $4,620. Total current liabilities as of June 30, 1999 were $8,336. We did not have any long- term debt. Our stockholders'equity was $97,342.

We have recovered two mobile homes from borrowers as of June 30, 1999. . In one transaction, as a result of a foreclosure we repossessed the mobile home and sold the home prior to June 30, 1999. In the other, we took title in lieu of foreclosure and subsequently disposed of the mobile home in August 1999.

YEAR 2000 CONCERNS

The Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in a systems failure or miscalculation causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. We currently do not own any computer systems nor are we reliant on any key suppliers. We do however utilize the office equipment of Funding USA, an entity controlled by our vice president and chief operating officer, Mark Sand, from whom we sublease space. Any computer equipment purchased in the future will be inspected to insure that the equipment is Y2K compliant.

ITEM 18.        DESCRIPTION OF PROPERTY

We own no real estate and subleases nominal space from Funding USA, a company owned and controlled by Mark Sand. The Company pays a monthly rental of $715 and the sublease is on a month-to-month basis effective August 1, 1999. The lease also includes the use of office equipment.

ITEM 19.        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a list of transactions which we have entered into since our inception with either an officer, director, nominee for election as director, 5% or more holders of our common stock, or member of the immediate family of any of the foregoing individuals..

The valuation of the consideration exchanged was not based on objective ascertainable criteria, such as comparison of the relative operations and net worth of the entities involved, since at such time, we were a relatively inactive private company without material earnings or assets, rather, they were based on the quantity of common stock which management, at that time, was willing to provide based on management's fiduciary obligations to the stockholders; and, the willingness of then existing shareholders to suffer a dilution in the book value of their investment in exchange for the potential liquidity that would eventually be available as a result of owning equity in a publicly traded corporation.

Each of the officers and directors acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or they are transferred pursuant to applicable exemptions provided in Section 4 of the Securities Act or rules promulgated by the SEC under authority of Sections 3 and 4 of the Securities Act. The most widely used exemption from registration requirements is provided by SEC Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during floating 90 day periods. In addition to restrictions on resale, the shareholders holding the restricted securities are subject to the short term profit provisions of the Exchange Act, Section 16(b), which provides in essential part that profits on securities transactions effected within six months of an inverse transaction (that is, purchases and sales are inverse transactions), whether or not involving specifically identifiable shares, must be paid to the Company.

Each certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and each recipient acknowledged their understanding that the shares were restricted from resale unless they were either registered under Section 5 of the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

In April 1999, we issued 2,000,000 shares of our no par value common stock to Mr. Mark Sand, a Vice President, Treasurer and Director of the Company in exchange for a portfolio of secured third party consumer notes. The notes had a face value of $86,640. In addition, we received a mobile home, which was part of a foreclosure and a loan receivable from Mr. Sand. The agreed upon market value of the notes, mobile home and loan receivable was $100,000, which latter value was used in determining the number of shares to be exchanged. The exchange was made in reliance upon a tax-free exchange for federal income tax purposes. The exchange agreement may not be deemed to have been negotiated at arm's length.

In or about April 1999 we entered into a consulting agreement with AmeriNet to provide advice and related services to aide us in becoming a reporting company under the Exchange Act in exchange for the issuance of shares of our common stock to AmeriNet, and in addition, an option to purchase shares of our common stock to Yankee for providing strategic planning advice and to certain other service providers acting under or pursuant to that agreement or as otherwise stated in elsewhere in this Prospectus. We are required to issue in the name of the AmeriNet shareholders an amount of shares equal to 10% of our common stock outstanding immediately following such issuance, subject to anti-dilutive rights and for a period of one year following the date of issuance or 431,111. We also issued 25,000 shares each to Jeffrey G. Klein, Esq. and Lawrence Schechterman for services rendered which shares are issued and outstanding. We are further obligated, at our own cost and expense, to register all such shares except 12,500 shares of the total shares held each by Messrs. Klein and Schechterman. Those shares are being registered hereby. The option given to Yankee is for that number of shares of common stock equal to 5% of our outstanding or reserved common stock immediately following complete exercise of the option, but not less than 250,000 shares. The option is good for one year from and after August 1999, at an agreed upon aggregate price of $10,000 pro rated by formula based on the total number of shares then outstanding. These shares are not being registered hereby, however, they do carry piggyback registration rights for any later registered offering of our securities.

Related Party Transactions

Except as described above we are not aware of any other related party transactions.

ITEM 20.        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Absence of Market for Common Stock

Neither our common stock nor any other securities issued by us have ever traded on any recognized securities exchange, and our common stock is not currently traded on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board("OTCBB"), in the National Quotations Bureau Pink Sheets or on any other quote board. We hope to establish a market for our shares. However, there can be no assurance that any recognized public market will develop for our common stock. Holders of our common stock may not be readily able to dispose of their interests in our common shares. Even if a market develops for our shares, there can be no assurance as to the price that our common shares will be traded.

ITEM 21.        EXECUTIVE COMPENSATION

Remuneration of Executive Officers-Summary Compensation Table

The following table shows the contracted compensation of the President/Chief Executive Officer, Vice President/Treasurer, and Secretary. We have no other executive officers. To date, only nominal salaries have been paid to any officers or directors. Kim N Naimoli , Janis Dorony and Mark Sand have employment agreements each having an initial term of two years and commenced on June 1, 1999, and renew themselves automatically unless notice is given by either party on or before the 180th day prior to termination of the then current term.

                                               Summary Compensation Schedule

                                 Annual
                              Compensation (1)                    Long Term Compensation
                                                             Number of
                                                             Securities
Name and Principal                                           Underlying            All Other
Positions                    Year      Salary                Options             Compensation
---------                    ----      ------              ------------          ------------

Kim A. Naimoli               1999       None                                    Annual bonus based on
                                                                                pre-tax profits (2)
Chairman, President
and Chief Executive
Officer

Mark Sand                    1999       None                                    Annual bonus based on
Vice President/ treasurer                                                       pre-tax profits (2)

Janis M. Dorony              1999       None                                    Annual bonus based on
Secretary                                                                       pre-tax profits (2)


Arthur Schnur                1999       None                  (3)
Director

Steven Naimoli               1999       None                  (3)
Director
-----------------------------------------

(1) These amounts are agreed upon but no bonus or other annual compensation was paid during the past fiscal year..

(2) Subject to our common stock having been actively and publicly traded on a public market within the United States for a period of six months, an annual bonus payable in shares of our common stock determined by dividing 3.84% of our , pre-tax profits for the then subject year by the average bid price for our common stock during the last five trading days prior to the end of the last day of each year and the initial five days of the new year. In addition, Mr. Sand , Ms. .Naimoli, and Ms. Dorony are entitled to an annual cash bonus equal to 3.84% of our, pre-tax profits for the then subject year after the agreement has been in effect for at least six months. Any compensation earned which is not taken as a result of cash flow considerations is forever waived

(3) Each has been granted an option to purchase 50,000 shares of our common stock at an exercise price of $.25 per share.

Compensation Under Plans

Except as disclosed above or below, none of our executive officers have received or became entitled to any cash or non-cash compensation under any Company plans (as the term plan is defined in Instruction 3 to Item 402 of Regulation S-B promulgated by the SEC) during the last calendar year, nor have we awarded any stock options or other forms of indirect compensation.

Manner of Determining Executive Compensation

Whenever reasonably feasible, we have used compensation formulas in our employment agreements with executive officers on a basis that rewards them for success of the areas under their responsibilities through stock and cash bonuses. However, recruitment of qualified personnel, in most instances, requires that they be provided with a guaranteed base draw or salary. Specific details of such compensation agreements are summarized above.

Arrangements with Directors

Other than as indicated above and below there are no arrangements or understandings regarding compensation for services provided as a director, including any additional amounts payable for committee participation or special assignments.

We have understandings with each of our executive officers and directors regarding duties to be performed and compensation to be received as an employee of ours (because certain of our current directors are also executive officers, all relevant disclosure concerning their compensation arrangements is discussed above).

Key Employees

Our executive officers and directors above described are essential for our operation and therefore constitute key employees.

Stock Option Plans

We have granted stock options to two of our directors as discussed under Executive Compensation. We have no other stock option plan.

ITEM 22.        FINANCIAL STATEMENTS

Statements in this report that do not relate to present or historical conditions are "forward looking statements" We may make future oral or written forward-looking statements which also may be included in documents other than this Report that are filed with the Commission. Forward-looking statements involve risks and uncertainties that may differ materially from results. Forward-looking statements in this Report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Prior to retaining the independent accounting firm of Dohan and Company, CPAs, we did not have an independent accounting firm. There are no disagreements on any accounting issues with the accounting firm

PART III.

ITEM 24.        INDEMNIFICATION

Our Articles of Incorporation limit, to the maximum extent permitted by the Florida Statutes ("Florida Law"), the personal liability of directors of monetary damages for breach of their fiduciary duties as directors, and provides that we may indemnify our officers, directors, employees and other agents to the fullest extent permitted by Florida law. Florida law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Florida law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Articles of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

We may enter into indemnification agreements with our directors and officers which may require us, among other things, to indemnify such directors and officers against liabilities that may arise by reason of their status or service as directors and officers against liabilities (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms.

ITEM 25.        Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterick (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling security holders will incur no expense.

Item                                         Expense

SEC Registration Fee                           $   278
Legal                                           15,000*

Accounting                                         500*
Miscellaneous                                    1,000*
---------------------------------------------------------

TOTAL.......................................   $16,778*

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

During 1999, we issued 3,880,000 shares of our common stock in transactions more particularly described below.

In April 1999 we issued 2,000,0000 shares of common stock to Mr. Mark Sand in an exchange transaction whereby we acquired a portfolio of consumer notes. An additional 1,200,000 shares were issued to our President, Kim M. Naimoli and 200,000 shares were issued to Janis M. Dorony, our Secretary.

Also in May 1999, we entered into a consulting agreement with Amerinet Group.com, Inc. [f/k/a Equity Growth Systems, Inc.] whose payment for services rendered will be in our common stock in the amount of 431,111 shares, which shares are being registered hereby and in accordance with the agreement between the parties.

Also in May 1999 we issued options to purchase up to 50,000 shares each to Messrs. Schnur and Naimoli.

We have also issued 480,000 shares of our common stock to various persons or entities in consideration for services provided as more particularly described below:

Name                           Date of Issuance              Shares

Bell Enterprises               April 1, 1999                 180,000
Liberty Group                  April 1, 1999                 200,000
Jeffrey G. Klein               May 1, 1999                    25,000
Lawrence Schechterman          May 1, 1999                    25,000
Roman Fischer                  April 1, 1999                  50,000

     All shares issued to date our restricted securities and bear appropriate restrictive legends.

Additional Information

Subsequent to the effectiveness of this offering the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith intends to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D. C. 20549; at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Company is required to file electronic versions of these documents through the Securities and Exchange Commissions' Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D. C. 20549.

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, as amended (the "Registration Statement"), under the Securities Act with respect to the securities being registered by this Prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the registration of the securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission. The Registration Statement may be inspected without charge at the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D. C. 20549, and copies of all or any part thereof may be obtained from the Securities and Exchange Commission at prescribed rates.

Transfer Agent and Registrar

Our transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc., whose address is 7130 Knob Hill Road, Tamarac, Florida 33321, telephone number (954) 726-4954.

                                  LEGAL MATTERS

The validity of the common stock registered hereby and certain other matters will be passed on for the Company by Jeffrey G. Klein, Esq., 23123 State Road 7, Suite 350-B, Boca Raton, Florida 33428. Mr. Klein will receive 50,000 shares of the common stock of the Company in partial payment for his services, 25,000 shares of that will be issued to Lawrence Schechterman a service provider to Mr. Klein.

                       FUNDS AMERICA FINANCIAL CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

FUNDS AMERICA FINANCIAL CORPORATION

Independent Auditor's Report                                            38

Balance Sheet As of  June 30, 1999                                      39

Statement of Operations
           For the year ended June 30, 1999                             40

Statement of Cash Flows
             For the year ended June 30, 1999                           41

Statement of Stockholders' Equity
          For the year ended June 30,  1999                             42

Notes to Financial Statements
           For the year ended June 30, 1999                             43-49

Balance Sheet as of March 31, 2000   (Unaudited)                        50

Statement of Operations For the nine and three month periods ended
         March 31, 2000 and March 31, 1999     (Unaudited)              51


Statement of Stockholders' Equity As of March 31, 2000
         (Unaudited)                                                    52

Statement of Cash Flows
         For the nine Months Ended March 31, 2000 and 1999 (unaudited)  53

Notes to Financial Statement                                            54

                          Independent Auditor's Report

Stockholders and Board of Directors
Funds America Finance Corporation
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Funds America Finance Corporation, as of June 30, 1999, and the related statements of operations, cash flows, and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Funds America Finance Corporation at June 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  /s/ Dohan and Company, CPA's

August 12, 1999
Miami, Florida

                        FUNDS AMERICA FINANCE CORPORATION

BALANCE SHEET
June 30, 1999
--------------------------------------------------------------------------------

 ASSETS

       Cash and cash equivalents                                     $   4,620
       Notes receivable secured by mobile homes,
        less allowance for credit losses of $2,040                      79,562
       Mobile home held for resale                                       5,250
       Loan receivable                                                     300
       Deferred offering costs                                          15,250
       Organization costs, less accumulated amortization of $54            696
--------------------------------------------------------------------------------

 TOTAL ASSETS                                                        $ 105,678
================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES

       Accrued liabilities                                           $   7,250
       Due to stockholder, on demand, non-interest bearing               1,086
--------------------------------------------------------------------------------
           TOTAL  LIABILITIES                                            8,336
================================================================================

 COMMITMENTS AND CONTINGENCIES  (NOTES 4, 6, and 7)

 STOCKHOLDERS' EQUITY
       Common stock, no par value, 25,000,000 shares authorized,
           3,880,000 shares issued and outstanding                     111,750
       Accumulated deficit                                              (7,428)
       Stock subscription receivable                                    (6,980)
--------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' EQUITY                                   97,342
--------------------------------------------------------------------------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 105,678
================================================================================

 See accompanying notes.

                        FUNDS AMERICA FINANCE CORPORATION

 STATEMENT OF OPERATIONS
 For the Year Ended June 30, 1999
--------------------------------------------------------------------------------

 INTEREST AND FEES ON LOANS
       Interest income                                                 $ 5,300
       Provision for credit losses                                      (2,040)
--------------------------------------------------------------------------------
         NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES           3,260
--------------------------------------------------------------------------------

 OPERATING EXPENSES
       Amortization                                                         54
       General and administrative                                          114
       Professional fees                                                10,520
--------------------------------------------------------------------------------
           TOTAL OPERATING EXPENSES                                     10,688
--------------------------------------------------------------------------------

 NET LOSS BEFORE INCOME TAX BENEFIT                                     (7,428)

 INCOME TAX BENEFIT                                                          -
--------------------------------------------------------------------------------
 NET  LOSS                                                            $ (7,428)
================================================================================
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING (BASIC AND DILUTED)                           2,452,747
================================================================================
 NET LOSS PER SHARE (BASIC AND  DILUTED)                               $ (0.00)
================================================================================

 See accompanying notes.

                       FUNDS AMERICA FINANCE CORPORATION

STATEMENT OF CASH FLOWS
For Year enedd June 30, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                             $ (7,428)
 Adjustments to reconcile net loss to net
      cash used by operating activities:
        Amortization                                                        54
        Professional fees (paid by issuance of common stock)             4,750
        Provision for loan losses                                        2,040
     Changes in assets and liabilities:
        Loan receivable                                                   (300)
        Deferred offering costs                                        (15,250)
        Accrued liabilities                                              7,250
--------------------------------------------------------------------------------
        NET CASH USED BY OPERATING ACTIVITIES                           (8,884)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Repayment of notes receivable                                           5,528
--------------------------------------------------------------------------------
        NET CASH PROVIDED BY INVESTING ACTIVITIES                        5,528
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Advances from stockholder                                              44,000
 Repayment of advances from stockholder                                (35,294)
 Receipt of subscription receivable                                         20
 Organization costs                                                       (750)
--------------------------------------------------------------------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                        7,976
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND EQUIVALENTS                                     4,620

CASH AND CASH EQUIVALENTS-BEGINNING                                          -
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS-ENDING                                       $ 4,620
================================================================================

SUPPLEMENTAL DISCLOSURES
 Interest and fees received                                            $ 5,300
 Interest paid                                                         $ -
 Taxes paid                                                            $ -

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING TRANSACTIONS:
 Common stock issued for purchase of mobile home held for resale       $ 5,250
 Common stock issued for investment in mobile home notes receivable    $ 86,640
 Common stock issued for loan receivable from stockholder              $ 8,110
 Common stock issued for subscription receivable                       $ 1,400
================================================================================

See accompanying notes

                       FUNDS AMERICA FINANCE CORPORATION

 STATEMENT OF STOCKHOLDERS' EQUITY
 For the Year Ended June 30, 1999
--------------------------------------------------------------------------------

                                                                                                        Stock
                                                              Common Stock             Accumulated      Subscription
Description                                             Shares           Amount          Deficit        Receivable         Total
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for mobile home
        and notes receivable                            2,000,000        $ 100,000             $ -              $ -       $ 100,000

Issuance of common stock for consulting services          430,000            4,500               -                -           4,500

Issuance of  common stock for subcription receivable    1,400,000            7,000               -           (7,000)              -

Payments on subcription receivable                              -                -               -               20              20

Issuance of  common stock for legal services               50,000              250               -                -             250

Net loss for the year ended June 30, 1999                       -                -          (7,428)               -          (7,428)
------------------------------------------------------------------------------------------------------------------------------------

 Balance, June 30, 1999                                 3,880,000        $ 111,750        $ (7,428)        $ (6,980)       $ 97,342
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                       FUNDS AMERICA FINANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Business Activity
            ------------------
            Funds America Finance Corporation (the Company) is a Florida corporation formed in June 1998, primarily to provide collateralized consumer financing to mobile home owners in the South Florida area initially, and throughout the state once sufficient funding is attained. Other than the formation, there were no transactions in June 1998. The first transactions occurred in April 1999.

            Use of Estimates
            -----------------
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

            Notes Receivable
            -----------------
            Notes receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any chargeoff.

            The Company calculates its provision for credit losses based on changes in the present value of the expected future cash flows of its loans discounted at the loan's effective interest rate in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114. Periodic evaluation of the adequacy of the allowance is based on the management's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

            Revenue Recognition
            --------------------
            Interest income is accrued monthly based on the terms of each note using the interest (actuarial) method. Accrual of interest income on notes receivable is suspended when a loan is contractually delinquent for thirty-one days or more. The accrual is resumed when the loan becomes contractually current at which time past-due interest income is recognized.

            Income Taxes
            ------------------
            Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB)Statement No. 109 (SFAS No. 109), "Accounting for Income Taxes".

            Property and Equipment
            -----------------------
            Property and equipment, consisting of furnishings and equipment will be stated at cost, less accumulated depreciation. Depreciation will begin when the assets are placed in service and will be computed using the straight-line method over the estimated useful lives of the assets, which are expected to range from five to ten years.

            Organization costs
            -------------------
            Organization costs are amortized over fifteen years on a straight-line basis

NOTE 1.     BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Advertising
            ---------------
            Advertising costs will be expensed as incurred.

            Concentrations of Credit Risk
            -----------------------------
            The Company offers no income / no credit check loans to mobile home owners and extends credit based on the appraised fair market value of the mobile home. The Company takes a first lien position on the mobile home and requires that the mobile home be insured, with the Company named as loss payee. Loan conditions also require that the borrower must be current with the lot rent and remain so for the term of the loan. Exposure to losses on receivables is principally dependent on the value of the collateral in the event it is repossessed. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

            Deferred Offering Costs
            ------------------------
            Deferred offering costs consist of legal and filing fees incurred in the registration related to the public offering of the Company's stock. These costs will be charged against stockholders' equity upon completion of the registration.

            Impairment of Long-Lived Assets
            --------------------------------
            The Company follows FASB Statement No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires that impairment losses are to be recorded when long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the estimated future cash flows expected. Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell. Following SFAS No. 121 did not result in a material impact on the Company's financial position and results of operations.

            Basic Net Loss Per Common Share
            --------------------------------
            The  Company  follows  the  provisions  of  FASB  Statement  No. 128
            (SFAS No. 128), "Earnings Per Share". SFAS No. 128 requires companies to present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required by Accounting Principles Board Opinion No. 15, "Earnings Per Share". Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year.

            Cash and Cash Equivalents
            ---------------------------
            The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

            Fair Value of Financial Instruments
            ------------------------------------
            Cash, notes receivable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or the relatively high rates of interest charged on the notes receivable which are consistent with current market rates for such debt.

NOTE 1.     BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Comprehensive Income
            ------------------------
            In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a separate full set of general-purpose financial statements. The provisions of this statement were effective for fiscal years beginning after December 15, 1997. Management believes that the Company does not have items of a material nature that would require presentation in a separate statement of comprehensive income.

NOTE 2.     NOTES RECEIVABLE SECURED BY MOBILE HOMES

            Notes receivable secured by mobile homes consisted of thirty-two consumer notes, collateralized by mobile homes. The notes provide for repayment over terms ranging from twenty-four to eighty-four months, with annual interest rates generally between 24% and 30% (one is at 14%).

            Principal payments pursuant to the terms of the notes, for the year ended June 30, are as follows:

            2000                                                       $  19,708
            2001                                                          19,344
            2002                                                          18,669
            2003                                                          13,068
            2004 and thereafter                                           10,813
                                                                        --------
                                                                          81,602
            Estimated allowance for credit losses                        (2,040)
                                                                        --------

            Notes receivable secured by mobile homes, net                $79,562
                                                                        ========
NOTE 3.      MOBILE HOME HELD FOR RESALE

             The mobile home, acquired through repossession by the Company's Vice-President before the portfolio acquisition and stock exchange, is a 1972 Mercury, singlewide, with two bedrooms and bathrooms. The cost of repossession was $1,750 and the cost basis was $3,500. During August 1999, the mobile home was sold for $3,500, resulting in a loss on the sale of $1,750.

NOTE 4.      RELATED PARTY TRANSACTIONS

             In March 1999, the Company and its Vice-President entered into a transaction in which two million shares of the Company's common stock, valued at $100,000, were issued in exchange for:

             1. Loans receivable secured by mobile homes and a mobile home, recorded at the historical cost of $86,640 and $5,250 respectively, and
             2. A loan receivable from the Vice-President in the amount of $8,110.

             The Company is affiliated with various other entities through common ownership and control with its Vice-President who is also a shareholder. The Company neither owns nor leases any real or personal property. The Vice-President, through his wholly owned company, Funding U.S.A., provides office services, including office supplies, telephone, and facilities without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected herein.

             Beginning August 1, 1999, the Company has agreed to pay a fee of $500 monthly to Funding U.S.A. for general office facilities and services.

             The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy of the resolution of such conflicts.

             The Board of Directors authorized the issuance of 1.4 million restricted shares to the President and Secretary of the Company on June 29, 1999. These shares were issued at a value of $.005 per share. A stock subscription receivable of $7,000 was recorded at the date of issuance.

             In May 1999, the Company entered into an employment agreement with its Vice-President and in June 1999, the Company entered into an employment agreement with its President and Secretary to provide executive services to the Company. The agreements provide for annual compensation to each executive of both a cash bonus and a bonus payable in shares. The bonus payable in shares of the
             Company's common stock is determined by dividing 3.84% of the Company's pre-tax profits for each calendar year by the average bid price during the last five trading days prior to the end of the last day of each year and the initial five days of the new year. However, the agreement must be in effect for at least one half of the subject year and the Company's common stock must be actively trading on a public market. The cash bonus shall equal 3.84% of the Company's pre-tax profits for each calendar year after the agreement has been in effect for at least six months. The officers are guaranteed minimum weekly draws against the bonus, in a sum equal to 1/52 of the preceding year's bonus, but not less than $500. If the Company has not generated pre-tax profits to make such payments, the $500 payments will be waived.

NOTE 5.      INCOME TAXES

            At June 30, 1999, the Company had a net operating loss carryforward of approximately $7,400. This loss may be carried forward to offset federal income taxes in future years through the year 2019.
            However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

            The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit resulting from the net operating loss carryforward may not be recognized in future years. Therefore, a valuation allowance equal to the deferred tax benefit has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 6.      GOING CONCERN AND MANAGEMENT'S PLANS

             The financial statements have been prepared assuming that the Company will continue as a going concern. Management's plans in regard to these matters are as follows:

             o Raise  additional   financing  through  a  private  placement  of
               securities, which is currently in the discussion and planning stage, the proceeds of which will be used for operating expenses, working capital, and to register corporate notes or other debt instruments in order to raise the requisite capital for expansion of the Company's services

             o Expand  the loan  portfolio  by making  new loans and  extend the
               Company's geographical reach to include all of Florida

             o Offer insurance  premium  financing on property damage  insurance for mobile homes (once the requisite licenses are obtained)

             o The Company expects to operate without additional  staffing prior to completion of the private placement described above, and once fully operational, no more than two additional staff are expected to be added to process and service new loans

             While there is no assurance that the Company will be able to accomplish its plans, management believes that it has an acceptable time frame. Since officers' compensation is deferred subject to profitability, Management expects that the Company can subsist for at least twelve months based on the cash flow derived from current revenues, or until such time as its plan for expansion can be implemented.

             The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7.      COMMITMENTS AND CONTIGENCIES

             Year 2000
             ------------
             The year 2000 issue results from certain computer systems and software applications that use only two digits (rather than four) to define the applicable year. As a result, such systems and applications may recognize a date of "00" as 1900 instead of the intended year 2000, which could result in data miscalculations and software failures. The Company does not own any computer systems as of year-end and does not have any key suppliers. Thus, the Year 2000 issue is not expected to have a material impact on the Company's financial position or results of operations.

             Consulting Agreement
             ----------------------
             In May 1999, the Company entered into a consulting agreement with Amerinet Group.com, Inc. f/k/a Equity Growth Systems, Inc. (Equity) to provide advice and services to aide the Company with registration of its common stock with the Securities and Exchange Commission. Pursuant to the agreement, the Company is required to issue in the names of each of Amerinet's shareholders of record, as of the close of business on June 17, 1999, an amount of shares equal to 10% of the Company's common stock outstanding, immediately following such issuance and registration, subject to anti-dilutive rights for a period of twelve months following the original date of issuance. The reasonable market value of the shares is the lesser of $50,000 or 10% of the Company's stockholder equity. The shares shall be issued on the 30th day following the date of this agreement. As of June 30, 1999 these shares had not been issued and services had not been rendered.

             In August 1999,  the Company  entered  into a consulting  agreement with The Yankee Companies, Inc. (Yankee) to provide strategic planning advice. Pursuant to the agreement, the Company has granted the consultant stock options to purchase up to 5% of the Company's outstanding or reserved common stock, immediately following complete exercise of such options. The exercise

NOTE 7.      COMMITMENTS AND CONTIGENCIES (Continued)

             price of the options, assuming they are all exercised, will be $10,000. The number of shares purchasable would be 250,000 and the exercise price would be $.04 per share, in the event that an aggregate of 5,000,000 shares of capital stock are outstanding. If the shares outstanding were 10,000,000, then the number of shares purchasable would be 500,000 and the exercise price would be $.02 per share. These options are exercisable beginning 60 days after the effective date of the agreement and shall end 365 days following the effective date of the agreement.

NOTE 8.      COMMON STOCK

             The Company issued 430,00 shares of common stock for consulting services rendered by Bell Entertainment Inc. and Mr. Roman G. Fisher in connection with the registration of securities. These services and shares were valued at $4,500.

             The Company issued 50,000 shares valued at $250 to for legal services connected with the registration of securities.

NOTE 9.      STOCK OPTIONS

             The Company granted stock options to two Directors elected in May 1999, in return for services to the Company. At June 30, 1999, there were outstanding options for 100,000 shares with an exercise price of $.25 per share. These options expire in April 2004.

NOTE 10.     SUBSEQUENT EVENT

             The Company is in the process of registering certain shares of its common stock with the Securities and Exchange Commission.

                       FUNDS AMERICA FINANCE CORPORATION

BALANCE SHEET - Unaudited
March 31, 2000
--------------------------------------------------------------------------------

 ASSETS

  Cash and cash equivalents                                         $ 11,441
  Notes receivable secured by mobile homes,
      less allowance for credit losses of $2,109                      47,106
  Mobile homes held for resale                                         9,215
  Due from stockholder                                                 2,151
  Loan receivable                                                        300
  Equipment, furniture & improvements, less
       accumulated depreciation of $384                                7,249
  Deferred offering costs                                             15,250
  Organization costs, less accumulated amortization of $166              584
                                                                  ------------

 TOTAL ASSETS                                                       $ 93,296
                                                                   ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES

      Accrued liabilities                                           $ 11,750
      Deferred interest                                                4,075
                                                                     ----------
          TOTAL  LIABILITIES                                          15,825
                                                                     ----------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
      Common stock, no par value, 25,000,000 shares authorized,
          3,880,000 shares issued and outstanding                    111,750
      Accumulated deficit                                            (27,299)
      Stock subscription receivable                                   (6,980)
                                                                    -----------
          TOTAL STOCKHOLDERS' EQUITY                                  77,471
                                                                    -----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 93,296
                                                                    ===========
See accompanying notes.

                        FUNDS AMERICA FINANCE CORPORATION

 STATEMENTS OF OPERATIONS - Unaudited
-----------------------------------------------------------------------
                                                                           Nine Months Ended              Three Months Ended

                                                                        March            March          March            March
                                                                      31, 2000         31, 1999       31, 2000         31, 1999
                                                                    ------------    -------------   --------------    -------------


 INTEREST AND FEES ON LOANS

      Interest income                                                $ 17,516                $ -            $ 4,365         $    -
      Provision for credit losses                                      (2,109)                 -               (500)             -
                                                                   -------------     --------------   -------------    -------------
          NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES        15,407                  -              3,865              -
                                                                   -------------     --------------   -------------    -------------
 OPERATING EXPENSES
      Amortization and depreciation                                      496                   -                229              -
      General and administrative                                      16,338                  60              7,070             60
      Professional fees                                               18,680               5,770              4,000          5,770
                                                                   -------------     --------------   -------------    -------------
          TOTAL OPERATING EXPENSES                                    35,514               5,830             11,299          5,830
                                                                   -------------     --------------   -------------    -------------

 NET LOSS BEFORE OTHER INCOME                                        (20,107)             (5,830)            (7,434)        (5,830)

 OTHER INCOME

      Gain on sale of mobile home                                        236                   -                  -              -
                                                                   -------------    ----------------   -------------  --------------
          TOTAL OPERATING EXPENSES                                       236                   -                  -              -
                                                                   -------------    ----------------   -------------  --------------

 NET LOSS AFTER OTHER INCOME AND BEFORE INCOME TAX BENEFIT           (19,871)             (5,830)            (7,434)        (5,830)

 INCOME TAX BENEFIT                                                        -                   -                  -              -
                                                                   -------------    ----------------   -------------  --------------

 NET  LOSS                                                         $ (19,871)           $ (5,830)          $ (7,434)      $ (5,830)
                                                                   =============

 WEIGHTED AVERAGE NUMBER OF COMMON
        SHARES  OUTSTANDING (BASIC AND DILUTED)                    2,452,747                  -           2,452,747              -
                                                                  =============     ===============    =============  ==============
 NET LOSS PER SHARE (BASIC AND  DILUTED)                           $   (0.01)           $     -            $  (0.00)      $      -
                                                                   =============     ===============   =============  ==============

See accompanying notes.

                        FUNDS AMERICA FINANCE CORPORATION

 STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                                                Stock
                                                                         Common Stock          Accumulated  Subscription
Description                                                          Shares        Amount        Deficit      Receivable       Total
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for mobile home and notes receivable      2,000,000     $ 100,000           $ -            $ -   $ 100,000

Issuance of common stock for consulting services                     430,000         4,500             -              -       4,500

Issuance of  common stock for subscription receivable              1,400,000         7,000             -         (7,000)          -

Payments on subscription receivable                                        -             -             -             20          20

Issuance of  common stock for legal services                          50,000           250             -              -         250

Net loss for the year ended June 30, 1999                                  -             -        (7,428)             -      (7,428)
                                                                ----------------  ------------    -----------   ---------    ------
 Balance, June 30, 1999 - Audited                                  3,880,000       111,750        (7,428)        (6,980)     97,342

Net loss for the six months ended March 31, 2000 - Unaudited               -             -       (19,871)             -     (19,871)
                                                                ----------------  ------------    -----------   ----------   ------

 Balance, March 31, 2000 - Unaudited                               3,880,000     $ 111,750     $ (27,299)      $ (6,980)   $ 77,471
                                                                ================   ===========    ===========    =========   =======


                       FUNDS AMERICA FINANCE CORPORATION

 STATEMENTS OF CASH FLOWS - Unaudited
--------------------------------------------------------------------------------

                                                                      -------------------   ------------------
                                                                           Nine Months          Nine Months
                                                                             Ended                Ended
                                                                             March                March
                                                                          31, 2000              31, 1999
                                                                      -------------------   ------------------

 CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                            $ (19,871)            $ (5,830)
     Adjustments to reconcile net loss to net
          cash used by operating activities:
          Amortization and depreciation                                        496                    -
          Professional fees (paid by issuance of common stock)                   -                4,750
          Provision for loan losses                                             69                    -
          Gain on sale of mobile home                                         (236)                   -
        Changes in assets and liabilities:
          Accrued liabilities                                                4,500                    -
          Deferred interest                                                  4,075                    -
                                                                        -----------------   ----------------
          NET CASH USED BY OPERATING ACTIVITIES                            (10,967)              (1,080)
                                                                        -----------------   ----------------

 CASH FLOWS FROM INVESTING ACTIVITIES
     Repayment of notes receivable                                          32,387                    -
     Investment in mobile home for resale                                  (10,349)                   -
     Purchases of fixed assets                                              (7,633)                   -
     Proceeds from sale of mobile home                                       6,620                    -
                                                                        -------------------  ---------------
          NET CASH PROVIDED BY INVESTING ACTIVITIES                         21,025                    -
                                                                        -------------------  ---------------

 CASH FLOWS FROM FINANCING ACTIVITIES
     Advances to stockholder                                                (2,151)              (6,095)
     Advances from stockholder                                                   -                8,120
     Repayment of advances from stockholder                                 (1,086)                   -
     Organization costs                                                          -                 (750)
     Receipt of stock subscription receivable                                    -                   20
                                                                        -------------------   ---------------
          NET CASH PROVIDED  (USED) BY FINANCING ACTIVITIES                 (3,237)               1,295
                                                                        -------------------   ---------------
 NET DECREASE IN CASH AND EQUIVALENTS                                        6,821                  215

 CASH AND CASH EQUIVALENTS - BEGINNING                                       4,620                    -
                                                                        -------------------   ---------------

 CASH AND CASH EQUIVALENTS - ENDING                                       $ 11,441                $ 215
                                                                        ==================    ===============

 SUPPLEMENTAL DISCLOSURES:
        Interest and fees received                                        $ 17,516              $ 4,365
        Interest paid                                                     $ -                   $     -
        Taxes paid                                                        $ -                   $     -

 SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSACTIONS:
        Common stock issued for purchase of mobile home held for resale   $ -                   $ 5,250
        Common stock issued for investment in mobile home notes receivable$ -                   $86,640
        Common stock issued for loan receivable from stockholder          $ -                   $ 8,110
        Common stock issued for subscription receivable                   $ -                   $ 1,400
                                                                        ================      ===============


                                      -53-
 See accompanying notes.

                       FUNDS AMERICA FINANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2000 and 1999

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-QSB and item 310 (b) of Regulation SB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. For further information, refer to the financial statements and footnotes included in the Company's Form 10-KSB for the year ended June 30, 1999 as filed with the Securities and Exchange Commission.

NOTE B - LOSS PER SHARE

Basic and diluted net loss per share was computed based on the weighted average number of shares of common stock outstanding during the periods.


ITEM 28.        UNDERTAKINGS

       Funds America Finance Corporation will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   REGISTRANT:

                        FUNDS AMERICA FINANCE CORPORATION


DATE: October 11, 2000                              BY: /s/ Kim A. Naimoli
                                                     KIM A. NAIMOLI, President


                                    EXHIBITS

INDEX TO EXHIBITS

Designation                Page
of Exhibit                 Number
as Set Forth               or Source of
in Item 601 of             Incorporation
Regulation S-B             By Reference     Description

(2)                                         Articles of Incorporation:

         2.1               (1)              Articles of Incorporation,
                                            dated June 30, 1998
         2.2                56              Amendment to Articles of
                                            Incorporation, dated April 14, 1999.

(3)                                         By-Laws:

         3.1               (1)              Bylaws

(4)                                         Instruments defining the rights of
                                            Holders, including debentures:

         4.1                                Specimen Common Stock Certificate

(5)                                         Opinion re: legality:

         5.1               *                Form of Opinion re: legality

(10)                                        Material Contracts:

         10.1              (1)              Employment agreement between the
                                            Company and Mark Sand
         10.2              (1)              Employment agreement between the
                                            Company and Kim Naimoli
         10.3              (1)              Employment agreement between the
                                            Company and Janis Dorony
         10.4              (1)              Consulting agreement between the
                                            Company and Equity Growth Systems
         10.5              (1)              Consulting agreement between the
                                            Company and Liberty Group
         10.6               61              Consulting agreement between the
                                            Company and Yankee

(11)                                        Statements Regarding Computation of
                                            Per Share Earnings

(23)                                        Consent of experts and counsel:

          23.2             78               Consent of Jeffrey G. Klein, Esq.
          23.3             79               Consent of Dohan and Company, CPA's

(27)                       80               Financial Data Schedule.

--------
*        To be filed by amendment

(1) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 filed October 18, 1999, bearing the exhibit designation number shown above; incorporated by reference herein as permitted by Commission Rule 12b-23.

                                      -55-